Exhibit 99.5

Execution Version

MASTER TERMS AND CONDITIONS FOR HEDGING TRANSACTIONS
BETWEEN
CITIBANK, N.A. AND SCSF EQUITIES, LLC

The purpose of this Master Terms and Conditions for Hedging Transactions (the “Master Confirmation”), dated as of May 15, 2008, is to set forth certain terms and conditions for certain transactions that SCSF Equities, LLC (“Counterparty”) may enter into with Citibank, N.A. (“Citibank”) with respect to common stock of Furniture Brands International, Inc., Ethan Allen Interiors Inc., Stanley Furniture Company, La-Z-Boy Incorporated and Haverty Furniture Companies, Inc. on the terms described in this Master Confirmation.  Each such transaction (a “Transaction”) entered into between Citibank and Counterparty that is to be subject to this Master Confirmation shall be evidenced by written confirmations substantially in the form of exhibits hereto (as such exhibits may be amended and supplemented in the future in accordance with any agreement between the parties) (each, a “Confirmation”) and any supplements containing pricing terms applicable to such Confirmations (each, a “Pricing Supplement”), with such modifications thereto as to which Counterparty and Citibank mutually agree.  This Master Confirmation and each Confirmation (including any Pricing Supplements) together constitute a “Confirmation” as referred to in the Master Agreement specified below.

1.             This Master Confirmation and a Confirmation (including any Pricing Supplements) evidence a complete binding agreement between you and us as to the terms of the Transaction to which this Master Confirmation and such Confirmation (including any Pricing Supplements) relates.  This Master Confirmation and each Confirmation hereunder, shall supplement, form a part of, and be subject to an agreement in the form of the 1992 ISDA Master Agreement (Multicurrency-Cross Border) as if we had executed an agreement in such form on the Trade Date of the first such Transaction (but without any Schedule except for the election of (i) the laws of the State of New York as the governing law, (ii) United States dollars as the Termination Currency and (iii) the Second Method and Loss under Section 6(e)(i) of the 1992 ISDA Master Agreement) between you and us, and such agreement shall be considered the “Master Agreement” hereunder.

The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the “Definitions”) as published by ISDA are incorporated into this Master Confirmation.

THIS MASTER CONFIRMATION WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN CONNECTION WITH ALL MATTERS RELATING HERETO AND WAIVE ANY OBJECTION TO THE LAYING OF VENUE IN, AND ANY CLAIM OF INCONVENIENT FORUM WITH RESPECT TO, THESE COURTS.

2.             In the event of any inconsistency between this Master Confirmation, on the one hand, and the Definitions or the Master Agreement, on the other hand, this Master Confirmation will control for the purpose of the Transaction to which a Confirmation relates.  In the event of any inconsistency between the Definitions, the Master Agreement and this Master Confirmation, on the one hand, and a Confirmation (including any Pricing Supplements), on the other hand, the Confirmation will govern.  With respect to any Transaction, capitalized terms used herein that are not otherwise defined shall have the meaning assigned to them in the Confirmation (including any Pricing Supplements) relating to such Transaction.

3.             Each party will make each payment specified in this Master Confirmation or a Confirmation (including any Pricing Supplements) as being payable by such party, not later than the due date for value on that date in the place of the account specified below or otherwise specified in writing, in freely transferable funds and in a manner customary for payments in the required currency.

4.             Confirmations:

This Master Confirmation and the Master Agreement, together with the Confirmation (including any Pricing Supplements) relating to a Transaction, shall constitute the written agreement between Counterparty and Citibank with respect to such Transaction.

Each Transaction to which any Confirmation relates is a Share Option Transaction (within the meaning of the Equity Definitions), which shall consist of Options specified as such in the Confirmation for such Transaction, and the following terms:

General Terms:

Trade Date:	As provided in the relevant Confirmation

Option Style:	As provided in the relevant Confirmation

Option Type:	As provided in the relevant Confirmation

Seller:

As provided in the relevant Confirmation

Buyer:

As provided in the relevant Confirmation

Shares:

As provided in the relevant Confirmation

Issuer:	As provided in the relevant Confirmation

Number of Options:	As provided in the relevant Confirmation

Option Entitlement:	As provided in the relevant Confirmation

Strike Price:

As provided in the relevant Confirmation

Premium:

As provided in the relevant Confirmation

Premium Payment Date:

As provided in the relevant Confirmation

Exchange:	As provided in the relevant Confirmation

Related Exchanges:	All Exchanges

Initial Hedging:	With respect to any Transaction, on the Trade Date for such Transaction, Citibank and Counterparty shall execute a Confirmation setting forth in principle the economic terms of such Transaction.

On each Scheduled Trading Day beginning on the Trade Date for such Transaction and ending on the Hedging Completion Date for such Transaction, an affiliate of Citibank shall effect transactions with respect to the Shares in order to establish Citibank’s initial position to hedge Citibank’s price and market risk in connection with such Transaction (the period of consecutive Scheduled Trading Days on which such are effected being collectively referred to as the “Hedging Period”).

At the conclusion of the Hedging Period for such Transaction, based on the amounts and prices at which an affiliate of Citibank effects any such transactions with respect to the Shares during the Hedging Period to

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establish Citibank’s initial hedge position in connection with such Transaction, Citibank shall determine the relevant pricing terms as contemplated in the Confirmation for such Transaction.

On the first Currency Business Day following the Hedging Completion Date for such Transaction, Citibank shall deliver to the Company the Pricing Supplement setting forth the relevant pricing terms for such Transaction.

Procedure for Exercise:

Expiration Time:	Valuation Time

Expiration Date:

For each Tranche of any Transaction, each date specified as such in the relevant Confirmation for such Transaction (or if such date is not an Scheduled Trading Day, the next following Scheduled Trading Day).

Multiple Exercise:	Not applicable

Automatic Exercise:	Applicable

Citbank’s Telephone and Facsimile Number for the purpose of giving notice.

Telephone: (212 723-7357

Facsimile: (212)-723-8328

Counterparty’s Telephone and Facsimile Number for the purpose of giving notice.

Telephone: To be provided under separate cover

Facsimile: To be provided under separate cover

Valuation:

Valuation Time:	In accordance with Section 6.1 of the Definitions

Valuation Date:

For each Tranche of any Transaction, the Exercise Date for such Tranche; provided that if a Market Disruption Event occurs on that date, the Valuation Day for the relevant Tranche shall be the first succeeding Scheduled Trading Day on which there is no Market Disruption Event and which is not or is not deemed to be a Valuation Day in respect of any other Tranche for such Transaction; provided, further, that if the Valuation Date for any Tranche has not occurred pursuant to the preceding proviso as of the Final Disruption Date for the Transaction with respect to such Tranche, such Final Disruption Date shall be the Valuation Date (irrespective of whether such day is a Valuation Date in respect of any other Tranche for such Transaction) and the Settlement Price for such Expiration Date shall be the price determined by the Calculation Agent in its discretion.

Final Disruption Date:

As provided in the relevant Confirmation

Settlement Terms:

Settlement Method Election:	Not applicable

Cash Settlement:	Applicable

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Settlement Price:

As provided in the relevant Confirmation

Settlement Currency:

USD

Cash Settlement Payment Date:

For any Transaction, the third Currency Business Days following the Expiration Date for the last Tranche for such Transaction.

Adjustments:

Potential Adjustment Event:	Section 11.2(e)(vii) of the Definitions is hereby restated as follows:

“(vii) any event that may have a material effect on the theoretical value of the Shares or a Transaction.”

Method of Adjustment:

Calculation Agent Adjustment; provided that, in addition to the terms of Section 11.2(c) of the Definitions, with respect to any Transaction, the Calculation Agent may make adjustments relating to any Potential Adjustment Event, which has an effect on the theoretical fair value of the relevant Shares and/or any options on such Shares and, accordingly, adjust the terms of such Transaction and may also adjust to account solely for changes in volatility, expected dividends and effect of any dividends on the Citibank’s hedge position with respect to such Transaction, stock loan rate and liquidity relevant to the Shares and any effect of the foregoing on the fair value of such Contract.

Dividend Adjustments:

Counterparty agrees to notify Citibank promptly of the announcement of an ex-dividend date of any cash dividend by the Counterparty that occurs at any time from but excluding the Trade Date for such Transaction to and including any Expiration Date for such Transaction. In addition to any adjustments as provided under “Method of Adjustment” above, if the amount of the ex-dividend differs from the Regular Dividend, whether or not such dividend is an Extraordinary Dividend, then upon such notification, the Calculation Agent shall make such adjustments to the relevant terms of such Transaction as it deems appropriate to preserve for the parties the intended economic benefits of such Transaction.

“Regular Dividend” means, with respect to any Transaction, an amount per share specified as such in the Confirmation for such Transaction. For the avoidance of doubt, if as a result of any Merger Event, Tender Offer or Potential Adjustment Event (or any combination thereof) the Shares are adjusted to include the Shares of an issuer other than the initial Issuer or of more than one issuer (whether or not including the initial Issuer), then such adjustment shall apply with respect to any cash dividends to which the successor or additional Shares of the applicable issuer(s) are entitled and the Calculation Agent shall adjust the amount of the Regular Dividend after the Merger Event, Tender Offer or Potential Adjustment Event.

Extraordinary Events:

New Shares:

In the definition of New Shares in Section 12.1(i) of the Definitions, the text in clause (i) thereof shall be deleted in its entirety and replaced with “publicly quoted, traded or listed on any of the New York Stock Exchange, the American Stock Exchange or the NASDAQ Global Select Market (or their respective successors)”.

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Consequences of Merger Events:

Share-for-Share:	Modified Calculation Agent Adjustment

Share-for-Other:	Cancellation and Payment (Calculation Agent Determination)

Share-for-Combined:	Component Adjustment

Tender Offer:	Applicable

Consequences of Tender Offers:

Share-for-Share:	Modified Calculation Agent Adjustment

Share-for-Other:	Modified Calculation Agent Adjustment

Share-for-Combined:	Modified Calculation Agent Adjustment

Composition of Combined
Consideration:	Not Applicable

Nationalization, Insolvency or Delisting:

Cancellation and Payment (where the Citibank is the Determining Party), with the Transaction cancelled at the election of Citibank at any time after public announcement of the event that is, or when consummated would be, a Nationalization, Insolvency or Delisting

In addition to the provisions of Section 12.6(a)(iii) of the Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the American Stock Exchange or the NASDAQ Global Select Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall thereafter be deemed to be the Exchange.

Additional Disruption Events:

Change in Law:

Applicable; provided that Section 12.9(a)(ii) of the Definitions is hereby amended by (i) replacing the phrase “the interpretation” in the third line thereof with the phrase “or public announcement of the formal or informal interpretation” and (ii) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by the Hedging Party on the Trade Date”.

Failure to Deliver:

Applicable

Insolvency Filing:	Applicable

Hedging Disruption:	As provided in the relevant Confirmation

Increased Cost of Hedging:	As provided in the relevant Confirmation

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Increased Cost of Stock Borrow:	As provided in the relevant Confirmation

Initial Stock Loan Rate:	As provided in the relevant Confirmation

Loss of Stock Borrow:	As provided in the relevant Confirmation

Maximum Stock Loan Rate:	As provided in the relevant Confirmation

Hedging Party:	For all applicable Additional Disruption Events, Citibank

Determining Party:	For all applicable Additional Disruption Events, Citibank

Non-Reliance:	Applicable

Agreements and Acknowledgments
Regarding Hedging Activities:	Applicable

Additional Acknowledgments:	Applicable

5.             Calculation Agent:

Citibank is the Calculation Agent and shall make all calculations, adjustments and determinations required pursuant to a Transaction, and such calculations, adjustments and determinations shall be binding absent manifest error.

6.             Collateral:

If, with respect to any Transaction under this Master Confirmation and any Confirmation for such Transaction, “Collateral Provisions” are specified as “Applicable” in the Confirmation for such Transaction, then, the provisions contained in this Section 6 of this Master Confirmation shall apply to such Transaction.

(a)           On or prior to the Trade Date for any Transaction, Counterparty shall deliver a number of Shares equal to the Number of Options for such Transaction (the “Collateral Shares”) (if such Shares are in certificated form, together with proper instruments of assignment duly executed in favor of Citibank or its designee or in blank) to Citibank or its designee, in each case in a manner acceptable to Citibank.  Counterparty hereby grants Citibank a continuing first priority, perfected security interest in and right of setoff against the Collateral Shares, all distributions thereon and rights relating thereto, and any other collateral acceptable to Citibank in its sole discretion that may be delivered by or on behalf of Counterparty in connection with such Transaction, and all proceeds of any of the foregoing (collectively, “Collateral”), as security for the prompt and complete payment and performance when due (whether on an Early Termination Date or otherwise) of all of Counterparty’s payment and performance obligations under the Transactions hereunder and the Master Agreement (the “Secured Obligations”).  Citibank may reregister the Collateral Shares and any other Collateral in its name or the name of its nominee at any time and, if such Shares or such other Collateral are in certificated form, Counterparty agrees to use reasonable best efforts (including, without limitation, providing at Counterparty’s expense any opinion of counsel required by the Issuer) to cause the Issuer to effect such reregistration.  Citibank shall have the right to sell, pledge, borrow, rehypothecate, assign, invest, use, commingle or otherwise dispose of, or otherwise use in its business (“Rehypothecate”) any Collateral it holds, free from any claim or right of any nature whatsoever of Counterparty, including any equity or right of redemption by Counterparty.  Citibank shall satisfy any obligation it may have to return any Rehypothecated Collateral to Counterparty by delivering securities of the same class and issue as such Rehypothecated Collateral.

(b)           Counterparty represents, on each date on which Counterparty delivers or Citibank otherwise receives Collateral, that (i) Counterparty is the owner of all Collateral free of any lien, security interest,

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charge, adverse claim, restriction on transfer or other encumbrance, other than the Permitted Securities Law Restriction (as defined in the Confirmation for any Transaction under this Master Confirmation), (ii) Counterparty has the power and authority and has obtained all of the necessary consents and approvals to grant a first priority security interest to Citibank in the Collateral, (iii) upon the delivery of the Collateral Shares as described above and any other Collateral in a manner acceptable to Citibank, Citibank will have a valid and perfected first priority security interest in the Collateral Shares and the other Collateral, (iv) none of Counterparty’s entry into this Master Confirmation or Citibank’s exercise of any of its rights and remedies hereunder will violate or conflict with the terms of any agreement made by or applicable to Counterparty or will violate or conflict with any law, rule, policy or order applicable to Counterparty or the Collateral, and (v) Counterparty has furnished Citibank with copies of all agreements, contracts or instruments that relate to the Collateral Shares.

(c)           In addition to the rights granted to a secured party under the Uniform Commercial Code (whether or not in effect in the jurisdiction where such rights are exercised), Citibank shall be entitled to hold the Collateral as collateral to the extent set forth below until the date all of Counterparty’s obligations in connection with each Transaction hereunder, whether absolute or contingent, have been fully performed (the “Termination Date”).  If Counterparty defaults on any obligation to Citibank under this Master Confirmation or otherwise, Citibank may exercise all rights with respect to the Collateral, sell or liquidate the Collateral to satisfy any of Counterparty’s obligations to Citibank and set off any amounts payable by Counterparty with respect to any Secured Obligations against any Collateral held by Citibank or the cash equivalent of any Collateral (or any obligation of Citibank to deliver any Collateral to Counterparty).  Counterparty acknowledges and agrees that the Collateral may decline speedily in value and is of a type customarily sold on a recognized market and, therefore, that Citibank is not required to send any notice of its intention to sell or otherwise dispose of the Collateral hereunder, except any notice that is required under applicable law and cannot be waived (in which case Counterparty agrees that ten days’ prior written notice shall be commercially reasonable).  Following a default, Citibank may, in its sole and absolute discretion, sell Collateral in a private sale in such manner and under such circumstances as Citibank may deem necessary or advisable (with Citibank or its affiliate having the right to purchase any or all of the Collateral Shares to be sold) and notwithstanding that a registration statement for all or any of such Collateral has been or could be filed or is not required under the Securities Act.  Counterparty acknowledges that such sale shall be deemed to have been made in a commercially reasonable manner, notwithstanding that any such sale may be for a price less than that which might have been obtained had such Collateral been so registered or otherwise publicly sold.  Without limiting the foregoing, upon request of Citibank following such default, Counterparty shall use reasonable best efforts to procure the registration by the Issuer of the Collateral Shares.  Citibank shall apply the Collateral or the net proceeds of any such collection, exercise or sale to the payment in whole or in part of the Secured Obligations in such order as Citibank shall determine in the exercise of its sole discretion.  Counterparty shall remain fully liable to Citibank for any amounts that remain outstanding after Citibank has liquidated and/or sold the Collateral and deducted its reasonable attorney fees and other costs and expenses incurred in connection therewith, plus interest thereon at the Default Rate from the date incurred to the date paid (which shall be Secured Obligations).

(d)           Unless a Potential Event of Default, an Event of Default or a Termination Event has occurred and is continuing with respect to Counterparty or an Early Termination Date has occurred or been designated as a result of an Event of Default or Termination Event with respect to Counterparty, Counterparty shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof (other than Rehypothecated Collateral) for any purpose not inconsistent with the terms of this Master Confirmation; provided, however, that Counterparty shall not exercise or refrain from exercising such right if, in the judgment of Citibank, such action would have a material adverse effect on the value of the Collateral.

(e)           Unless a Potential Event of Default, an Event of Default or a Termination Event has occurred and is continuing with respect to Counterparty or an Early Termination Date has occurred or been designated as a result of an Event of Default or Termination Event with respect to Counterparty, Citibank shall pay over, or cause to be paid over, to Counterparty any cash dividends or similar cash distributions made in respect of the Collateral actually received by or on behalf of Citibank (other than any Excluded Distribution).  Any Excluded Distribution shall be retained by Citibank as Collateral.  Any Excluded Distribution, if received by Counterparty, shall promptly be paid or delivered to Citibank in the manner directed by Citibank to be held as Collateral hereunder and shall be deemed held in trust for Citibank until so paid or delivered.  For purposes of this provision, “Excluded Distribution” shall mean any dividend or other distribution in respect of the Collateral whose receipt constitutes a

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Potential Adjustment Event, that is in excess of the Regular Dividend or that is made in connection with a Merger Event.

(f)            Counterparty will faithfully preserve and protect Citibank’s security interest in the Collateral, will defend Citibank’s right, title, lien and security interest in and to the Collateral against the claims and demands of all persons whomsoever, and will do all such acts and things and deliver all such documents and instruments, including without limitation further pledges, assignments, account control agreements, financing statements and continuation statements, as Citibank in its sole discretion may deem necessary or advisable from time to time in order to preserve, protect and perfect such security interest or to enable Citibank to exercise or enforce its rights with respect to any Collateral.  Counterparty hereby irrevocably appoints Citibank as Counterparty’s attorney-in-fact for the purpose of taking any action and executing any instrument which Citibank may deem necessary or advisable to accomplish the purposes of the pledge contemplated by this Master Confirmation.  Citibank shall exercise reasonable care of the Collateral to the extent required by applicable law and in any event shall be deemed to have exercised reasonable care if it exercises at least the same degree of care as it would exercise with respect to its own property.  Except as specified in the preceding sentence, Citibank shall have no duty with respect to the Collateral, including, without limitation, any duty to collect any distributions thereon or enforce or preserve any rights in the Collateral pertaining thereto.

(g)           Counterparty will not permit any lien, security interest, charge, adverse claim, restriction on transfer or other encumbrance, other than the lien and security interest Counterparty created hereby in favor of Citibank and the Permitted Securities Law Restriction, to exist upon any of the Collateral.  Counterparty will not take any action that could in any way limit or adversely affect the ability of Citibank to realize upon its rights in the Collateral.  Counterparty will promptly pay when due all taxes, assessments or charges of any nature that are imposed with respect to the Collateral, or income or distributions in respect of the Collateral, upon becoming aware of the same.  Notwithstanding anything to the contrary elsewhere in the Master Agreement or any Confirmation, all payments and all deliveries of Collateral, or income or distributions in respect of Collateral, pursuant to the Master Agreement shall be made and the value of any Collateral, or income or distributions in respect of Collateral, shall be calculated net of any and all present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including interest, penalties and additions thereto) that are imposed by any government or other taxing authority in respect thereof.

(h)           When no amounts are or thereafter may become payable or Shares deliverable by Counterparty with respect to any Secured Obligations (except for any potential liability under Section 2(d) of the Master Agreement), Citibank will return to Counterparty all Collateral, if any.  When (x) no amounts are or thereafter may become payable or Shares deliverable by Counterparty with respect to any Secured Obligations relating to a particular Transaction (except for any potential liability under Section 2(d) of the Master Agreement), (y) no Potential Event of Default, Event of Default or Termination Event has occurred and is continuing with respect to Counterparty and (z) no Early Termination Date has occurred or been designated as the result of an Event of Default or Termination Event with respect to Counterparty, Citibank will return to Counterparty all Collateral relating to such Transaction, if any, as determined by Citibank.

(i)            The provisions of this Section 5 constitute a Credit Support Document with respect to Counterparty.  The Transactions hereunder shall be disregarded for purposes of determining Exposure under any Credit Support Annex between the parties and any Collateral delivered to or received by Citibank under this Master Confirmation shall constitute neither Posted Collateral nor an Independent Amount under any such Credit Support Annex.

7.             Securities Laws Representations and Agreements:

Counterparty hereby represents, warrants and agrees in favor of Citibank on the Trade Date and, if different, on each date Collateral Shares (as defined in Section 5 above) are delivered to Citibank:

(a)           Unless otherwise specified in any Confirmation for any Transaction under this Master Confirmation, the Collateral Shares are “freely tradable” by or on behalf of Counterparty under the Securities Act of 1933, as amended (the “Securities Act”), and are not subject to resale restrictions under Rule 144 and Rule 145 under the Securities Act or otherwise.

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(b)                                 Counterparty understands and will comply with Counterparty’s responsibilities under applicable securities laws in connection with the Transactions including, but not limited to, the provisions of Rule 144 and the filing requirements (to the extent applicable) of Sections 13 and 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(c)                                  Counterparty acknowledges and agrees that (i) all transactions with respect to the Shares effected by Citibank during the Hedging Period, in connection with the settlement of any Transaction or otherwise during the term of such Transaction shall be made in Citibank’s sole discretion and for Citibank’s own account and (ii) the Company does not have, and shall not attempt to exercise, any influence over how, when or whether to effect such transactions, including, without limitation, the price paid per Share pursuant to such transactions whether such transactions are made on any securities exchange or privately.  It is the intent of the Counterparty and Citibank that, to the extent applicable, any Transaction hereunder comply with the requirements of Rule 10b5-1(c) of the Exchange Act and that this Master Confirmation and any Confirmation shall be interpreted to comply with the requirements of Rule 10b5-1(c)(1)(i)(B) and Citibank shall take no action that results in the transaction not so complying with such requirements.

8.                                       Additional Representations and Agreements:

(a)                                  In connection with this Master Confirmation, each Confirmation, each Transaction to which a Confirmation relates and any other documentation relating to the Master Agreement, each party represents and acknowledges to the other party on the Trade Date of each Transaction that such party is an “accredited investor” as defined in Section 2(a)(15)(ii) of the Securities Act and an “eligible contract participant” as such term is defined in the Commodity Exchange Act, as amended.

(b)                                 In connection with this Master Confirmation, each Confirmation, each Transaction to which a Confirmation relates and any other documentation relating to the Master Agreement, Counterparty represents and acknowledges to Citibank on the Trade Date of each Transaction that:

(i)                                     Counterparty understands no obligations of Citibank to Counterparty hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any affiliate of Citibank or any governmental agency;

(ii)                                  Counterparty’s financial condition is such that Counterparty has no need for liquidity with respect to Counterparty’s investment in such Transaction and no need to dispose of any portion thereof to satisfy any existing or contemplated undertaking or indebtedness. Counterparty’s investments in and liabilities in respect of such Transaction, which Counterparty understands are not readily marketable, is not disproportionate to Counterparty’s net worth, and Counterparty is able to bear any loss in connection with such Transaction, including the loss of Counterparty’s entire investment in such Transaction;

(iii)                               COUNTERPARTY UNDERSTANDS THAT SUCH TRANSACTION IS SUBJECT TO COMPLEX RISKS WHICH MAY ARISE WITHOUT WARNING AND MAY AT TIMES BE VOLATILE AND THAT LOSSES MAY OCCUR QUICKLY AND IN UNANTICIPATED MAGNITUDE AND IS WILLING TO ACCEPT SUCH TERMS AND CONDITIONS AND ASSUME (FINANCIALLY AND OTHERWISE) SUCH RISKS;

(iv)                              Neither Counterparty nor any of Counterparty’s affiliates is in possession of any material non-public information concerning the Issuer.  “Material” information for these purposes is any information to which an investor would reasonably attach importance in reaching a decision to buy, sell or hold securities of the Issuer;

(v)                                 Counterparty is entering into such Transaction for Counterparty’s own account and not with a view to transfer, resale or distribution and understands that such Transaction may involve the purchase or sale of a security as defined in the Securities Act and the securities laws of certain states, that any such security has not been registered under the Securities Act or the securities laws of any state

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and, therefore, may not be sold, pledged, hypothecated, transferred or otherwise disposed of unless such security is registered under the Securities Act and any applicable state securities law, or an exemption from registration is available;

(vi)                              Counterparty is aware and acknowledges that Citibank, its affiliates or any entity with which Citibank hedges such Transaction may from time to time take positions in instruments that are identical or economically related to such Transaction or the Shares or have an investment banking or other commercial relationship with the Issuer.  In addition, Counterparty acknowledges that the proprietary trading and other activities and transactions of Citibank, its affiliates or any entity with which Citibank hedges such Transaction, including purchases and sales of the Shares in connection with, or in anticipation of, such Transaction, may affect the trading price of the Shares;

(vii)                           Counterparty will immediately inform Citibank of any changes in the information set forth herein occurring prior to the Termination Date;

(viii)                        Counterparty will immediately notify Citibank of the occurrence of an Event of Default under the Master Agreement where Counterparty is the Defaulting Party, or the occurrence of any event that with the giving of notice, the lapse of time or both would be such an Event of Default; and

(ix)                                Counterparty was not or will not be insolvent at the time any Transaction hereunder was consummated, and was not or will not be rendered insolvent or will not be insolvent as a result thereof.  At the time of any transfer to or for the benefit of Citibank, Counterparty did not intend or will not intend to incur, and did not incur or will not incur, debts that were beyond the ability of Counterparty to pay as they mature.

9.                                       Acknowledgments:

The parties hereto intend for:

(a)                                  Each Transaction hereunder to be a “securities contract” and a “swap agreement” as defined in the Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”), and the parties hereto are entitled to the protections afforded by, among other Sections, Sections 362(b)(6), 555 and 560 of the Bankruptcy Code.

(b)                                 A party’s right to liquidate a Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the Master Agreement with respect to the other party to constitute a “contractual right” as described in the Bankruptcy Code.

(c)                                  Any cash, securities or other property provided as performance assurance, credit support or collateral with respect to a Transaction to constitute “margin payments” and “transfers” under a “swap agreement” as defined in the Bankruptcy Code.

(d)                                 All payments for, under or in connection with a Transaction, all payments for the Shares and the transfer of such Shares to constitute “settlement payments” and “transfers” under a “swap agreement” as defined in the Bankruptcy Code.

10.                                 Indemnification:

Counterparty agrees to indemnify and hold harmless Citibank, its Affiliates and its assignees and their respective directors, officers, employees, agents and controlling persons (Citibank and each such person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint or several, to which such Indemnified Party may become subject, and relating to or arising out of any of the Transactions contemplated by this Master Confirmation, including but not limited to any sale of the Collateral Shares and will reimburse any Indemnified Party for all expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense or settlement of any pending or

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threatened claim or any action, suit or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto and whether or not such claim, action, suit or proceeding is initiated or brought by or on behalf of Counterparty.  Counterparty will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a nonappealable judgment by a court of competent jurisdiction to have resulted from Citibank’s breach of a material term of this Master Confirmation, willful misconduct or gross negligence.  If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold harmless any Indemnified Party, then Counterparty shall contribute, to the maximum extent permitted by law (but only to the extent that such harm was not caused by Citibank’s breach of a material term of this Master Confirmation, willful misconduct or gross negligence), to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability.  Counterparty also agrees that no Indemnified Party shall have any liability to Counterparty or any person asserting claims on behalf of or in right of Counterparty in connection with or as a result of any matter referred to in this Master Confirmation or the Master Agreement except to the extent that any losses, claims, damages, liabilities or expenses incurred by Counterparty result from the breach of a material term of this Master Confirmation, or the Indemnified Party’s gross negligence or willful misconduct.  The provisions of this Section 9 shall survive completion of the Transactions contemplated by this Master Confirmation and any assignment and delegation pursuant to Section 10(b) of this Master Confirmation and shall inure to the benefit of any permitted assignee of Citibank.

11.                                 Other Provisions:

(a)                                  Early Termination.  The parties agree that for purposes of Section 6(e) of the Master Agreement, Second Method and Loss will apply to each Transaction under this Master Confirmation.

(b)                                 Transfer.  Notwithstanding any provision of the Master Agreement to the contrary, Citibank shall be entitled to assign its rights and obligations hereunder to make or receive cash payments and transfer of Shares and other related rights to one or more entities that are wholly-owned, directly or indirectly, by Citigroup Inc., or any successor thereto (each, a “Citibank Affiliate”); provided that Counterparty shall have recourse to Citibank in the event of the failure by a Citibank Affiliate to perform any of such obligations hereunder.  Notwithstanding the foregoing, recourse to Citibank shall be limited to recoupment of Counterparty’s monetary damages and Counterparty hereby waives any right to seek specific performance by Citibank of its obligations hereunder.  Such failure after any applicable grace period shall be an Additional Termination Event with the Transaction to which the failure relates as the sole Affected Transaction and Citibank as the sole Affected Party.

(c)                                  Consent to Recording.  Each party (i) consents to the recording of the telephone conversations of trading and marketing personnel of the parties and their affiliates in connection with this Master Confirmation and (ii) agrees to obtain any necessary consent of, and give notice of such recording to, such personnel of such party and such party’s affiliates.

(d)                                 Severability; Illegality.  If compliance by either party with any provision of a Transaction would be unenforceable or illegal, (i) the parties shall negotiate in good faith to resolve such unenforceability or illegality in a manner that preserves the economic benefits of the transactions contemplated hereby and (ii) the other provisions of such Transaction shall not be invalidated, but shall remain in full force and effect.

(e)                                  Waiver of Trial by Jury.  EACH OF COUNTERPARTY AND CITIBANK HEREBY IRREVOCABLY WAIVES (ON SUCH PARTY’S OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF SUCH PARTY’S STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS MASTER CONFIRMATION OR THE ACTIONS OF CITIBANK OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

(f)                                    Confidentiality.  Citibank and Counterparty agree that (i) Counterparty is not obligated to Citibank to keep confidential from any and all persons or otherwise limit the use of any element of Citibank’s descriptions relating to tax aspects of the Transactions hereunder and any part of the structure necessary to understand those tax aspects, and (ii) Citibank does not assert any claim of proprietary ownership in respect of such

11

descriptions contained herein of the use of any entities, plans or arrangements to give rise to significant U.S. federal income tax benefits for Counterparty.

12.                                 Addresses for Notice:

If to Citibank:                                                                   Citibank, N.A.

390 Greenwich Street

New York, NY 10013

Attention:                                         Equity Derivatives

Facsimile:                                            (212) 723-8328

Telephone:                                    (212) 723-7357

with a copy to:                                                                 Citibank, N.A.

388 Greenwich Street, 17th Floor

New York, NY 10013

Attention:                                         GCIB Legal Group—Derivatives

Facsimile:                                            (212) 801-4109

Telephone:                                    (212) 723-3837

If to Counterparty:                                             To be provided under separate cover

13.                                 Accounts for Payment:

To Citibank:                                                                             Citibank, N.A.

ABA#021000089

DDA 00167679

Ref: Equity Derivatives

To Counterparty:                                                  To be provided under separate cover

12

Counterparty hereby agrees (a) to check this Master Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing correctly sets forth the terms of the agreement between us by manually signing this Master Confirmation and providing any other information requested herein or in the Master Confirmation and immediately sending a facsimile transmission of an executed copy to Confirmation Unit 212-615-8985, with an executed copy sent to Citibank, N.A., 333 West 34th Street, 2nd Floor, New York, New York 10001, Attention:  Confirmation Unit.

Yours sincerely,

CITIBANK, N.A.

By:	/s/ Jason Shrednick
Authorized Representative

Confirmed as of the date first above written:

SCSF EQUITIES, LLC

By:	/s/ Jason G. Bernzweig
Name: Jason G. Bernzweig
Title: Vice President

13

EXHIBIT A
FORM OF HEDGING TRANSACTION CONFIRMATION

CONFIRMATION

Date:

To:	SCSF EQUITIES, LLC (“Counterparty”)

Attention:

From:	Citibank, N.A. (“Citibank”)

Telefax No.:	212-615-8985

The purpose of this communication is to set forth the terms and conditions of the referenced Transaction entered into on the Trade Date specified below (the “Transaction”) between you and us.  This communication, together with the Master Confirmation (as defined below) and any Pricing Supplement pursuant to this Confirmation, constitutes a “Confirmation” as referred to in the Master Confirmation.

1.             The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the “Definitions”) as published by the International Swaps and Derivatives Association, Inc. and in the Master Confirmation are incorporated into this Confirmation.  In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

2.             This Confirmation supplements, forms a part of, and is subject to the Master Terms and Conditions for Hedging Transactions dated as of May 15, 2008 (the “Master Confirmation”) between you and us.  This Confirmation shall be additionally modified by the Pricing Supplement substantially in the form of Schedule A attached hereto.  All provisions contained in the Master Agreement (as modified and as defined in the Master Confirmation) shall govern this Confirmation except as expressly modified below.

3.             The particular terms of the Transaction, to which this Confirmation relates are as follows:

General Terms

Trade Date:	May 15, 2008

Option Style:	European

Issuer:	Furniture Brands International, Inc.

Shares:	The common stock of the Issuer, $1.00 stated value (Symbol: “FBN”).

Number of Options:

[            ] to be divided into a number of Tranches designated in the Pricing Supplement; provided, however that, if prior to [            ], Citibank is unable to establish Citibank’s initial position to hedge Citibank’s price and market risk in connection with the Number of Options with respect to this Transaction at an effective price per Share equal to or greater than USD [    ], then the Number of Options for this Transaction shall be proportionately reduced to reflect the number of Options with respect to which Citibank has established its initial hedge as of such date and such revised Number of Options shall be provided in the Pricing Supplement for this Transaction.

Option Entitlement:	One Share per Option

Exchange:

New York Stock Exchange

Premium:

As provided in the Pricing Supplement

Premium Payment Date:

As provided in the Pricing Supplement; to be the third Currency Business Day following the Hedging Completion Date.

Hedging Completion Date:	As provided in the Pricing Supplement

Initial Price:	As provided in the Pricing Supplement

Option I

Option Type:	Put

Seller:

Citibank

Buyer:

Counterparty

Strike Price I:

As provided in the relevant Pricing Supplement; to be equal to the product of (i) the Initial Price and (ii) the Strike Price I Percentage.

Strike Price I Percentage:	[ ]%

Option II

Option Type:

Call

Seller:

Counterparty

Buyer:

Citibank

Strike Price II:

As provided in the Pricing Supplement; to be equal to the product of (i) the Initial Price and (ii) the Strike Price II Percentage.

Strike Price II Percentage:	[ ]%

Settlement Price:

The per Share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “FBN” <equity> VAP.N (or any successor thereto) in respect of such Valuation Date or if such volume-weighted average price is unavailable, the market value of one Share, as determined by the Calculation Agent.

Expiration Date(s):	As provided in the Pricing Supplement; expected to be “staggered” maturities not to exceed one (1) year from the Hedging Completion Date.

Final Disruption Date:	As provided in the Pricing Supplement

Dividends

Regular Dividend:	USD [ ]

Additional Disruption Events

Hedging Disruption:	Not Applicable

Increased Cost of Hedging:	Not Applicable

Increased Cost of Stock Borrow:	Applicable

Initial Stock Loan Rate:	[ ] basis points per annum

Loss of Stock Borrow:	Applicable

Maximum Stock Loan Rate:	[ ] basis points per annum

Master Confirmation Collateral Provisions

Collateral Provisions:	Applicable

Additional Representations of Counterparty

Counterparty hereby confirms as of the Trade Date for this Transaction, that as of such date the Counterparty is not an “affiliate” (within the meaning of Rule 144 under the Securities Act) or the “director, officer or principal stockholder” (within the meaning of Section 16 and relevant rules under the Exchange Act) of the Issuer and the Collateral Shares with respect to this Transactions are “freely tradable” by or on behalf of Counterparty under the Securities Act of 1933, as amended (the “Securities Act”), and are not subject to resale restrictions under Rule 144 and Rule 145 under the Securities Act or otherwise; provided, however, that Citibank acknowledges that such Collateral Shares may become subject to resale restrictions under the Securities Act during the term of any Transaction, as a result of the Counterparty becoming an “affiliate” or the “director, officer or principal stockholder” of the Issuer (the “Permitted Securities Law Restriction”).

Counterparty hereby agrees (a) to check this Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing correctly sets forth the terms of the agreement between us with respect to each particular Transaction to which this Confirmation relates by manually signing this Confirmation and providing any other information requested herein or in the Master Confirmation and immediately sending a facsimile transmission of an executed copy to Confirmation Unit 212-615-8985, with an executed copy sent to Citibank, N.A., 333 West 34th Street, 2nd Floor, New York, New York 10001, Attention:  Confirmation Unit.

Yours sincerely,

CITIBANK, N.A.

By:
Authorized Representative

Confirmed as of the date first above written:

SCSF EQUITIES, LLC

By:
Name:
Title:

SCHEDULE A
FORM OF HEDGING TRANASCTION PRICING SUPPLEMENT

PRICING SUPPLEMENT

Date:

To:	SCSF EQUITIES, LLC (“Counterparty”)

Attention:

From:	Citibank, N.A. (“Citibank”)

Telefax No.:	212-615-8985

The purpose of this communication is to set forth the certain pricing terms and conditions of the Share Option Transaction on common stock of Furniture Brands International, Inc. entered into on the Trade Dates under the Hedging Transaction Confirmation dated May 15, 2008 (the “Confirmation”) between you and us.  This communication, together with the Master Confirmation (as defined below), and the Confirmation constitutes a final “Confirmation” as referred to in the Master Confirmation.

1.             The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the “Definitions”) as published by the International Swaps and Derivatives Association, Inc. and in the Master Confirmation are incorporated into this Confirmation.  In the event of any inconsistency between those definitions and provisions and the Confirmation or this Pricing Supplement, the Confirmation will govern.

2.             This Pricing Supplement supplements, forms a part of, and is subject to the Master Terms and Conditions for Hedging Transactions dated as of May 15, 2008 (the “Master Confirmation”) between you and us and the Confirmation described above.  All provisions contained in the Master Agreement (as modified and as defined in the Master Confirmation) shall govern the Transaction except as expressly modified in the Confirmation or in this Pricing Supplement.

3.             The particular terms of the Transaction, to which this Pricing Supplement relates are as follows:

General Terms

Premium:

USD [            ]

Premium Payment Date:

[              ]

Hedging Completion Date:	[ ]

Initial Price:	USD [ ]

	Tranche Reference No.	Number of Options	Strike Price I	Strike Price II	Expiration Date
1.
2.
3.
4.
5.

6.
7.
8.
9.
10.

Final Disruption Date:	The fifth Scheduled Trading Day following the final Expiration Date set forth above.

Counterparty hereby agrees (a) to check this Pricing Supplement carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to immediately send a facsimile transmission of an executed copy to Confirmation Unit 212-615-8985, with an executed copy sent to Citibank, N.A., 333 West 34th Street, 2nd Floor, New York, New York 10001, Attention:  Confirmation Unit.

Yours sincerely,

CITIBANK, N.A.

By:
Authorized Representative

Receipt Acknowledged:

SCSF EQUITIES, LLC

By:
Name:
Title:

EXHIBIT B
FORM OF HEDGING TRANSACTION CONFIRMATION

CONFIRMATION

Date:

To:	SCSF EQUITIES, LLC (“Counterparty”)

Attention:

From:	Citibank, N.A. (“Citibank”)

Telefax No.:	212-615-8985

The purpose of this communication is to set forth the terms and conditions of the referenced Transaction entered into on the Trade Dates specified below (each a “Transaction”) between you and us. This communication, together with the Master Confirmation (as defined below) and any Pricing Supplement pursuant to this Confirmation, constitutes a “Confirmation” as referred to in the Master Confirmation.

1.             The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the “Definitions”) as published by the International Swaps and Derivatives Association, Inc. and in the Master Confirmation are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

2.             This Confirmation supplements, forms a part of, and is subject to the Master Terms and Conditions for Hedging Transactions dated as of May 15, 2008 (the “Master Confirmation”) between you and us. This Confirmation shall be additionally modified by the Pricing Supplement substantially in the form of Schedule A attached hereto. All provisions contained in the Master Agreement (as modified and as defined in the Master Confirmation) shall govern this Confirmation except as expressly modified below.

3.             The particular terms of the Transaction, to which this Confirmation relates are as follows:

General Terms

Trade Date:	[ , 200 ]

Issuer:	[Ethan Allen Interiors Inc./Stanley Furniture Company/La-Z-Boy Incorporated/Haverty Furniture Companies, Inc.]

Shares:	The common stock of the Issuer, $[ ] par value (Symbol [“ETH/STLY/LZB/HVT”]

Exchange:

[New York Stock Exchange/NASDAQ Global Market]

Premium:

As provided in the Pricing Supplement

Premium Payment Date:

As provided in the Pricing Supplement; to be the third Currency Business Day following the Hedging Completion Date.

Hedging Completion Date:	As provided in the Pricing Supplement

Initial Price:	As provided in the Pricing Supplement

Option

Option Type:	Put

Option Style:	European

Number of Options:	[ ] to be divided into a number of Tranches designated in the Pricing Supplement.

Option Entitlement:	One Share per Option

Seller:	Citibank

Buyer:	Counterparty

Strike Price:	As provided in the relevant Pricing Supplement; to be equal to the product of (i) the Initial Price and (ii) the Strike Price Percentage.

Strike Price Percentage:	[ ]%

Settlement Price:

[The per Share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page [ETH/STLY/LZB/HVT] <equity> VAP.[N/Q] (or any successor thereto) in respect of such Valuation Date or if such volume-weighted average price is unavailable, the market value of one Share, as determined by the Calculation Agent.]

Expiration Date(s):	As provided in the Pricing Supplement; expected to be “staggered” maturities not to exceed one (1) year from the Hedging Completion Date.

Final Disruption Date:	As provided in the Pricing Supplement

Dividends

Regular Dividend:	USD [ ]

Additional Disruption Events

Hedging Disruption:	Applicable

Increased Cost of Hedging:	Applicable

Increased Cost of Stock Borrow:	Not applicable

Loss of Stock Borrow:	Not applicable

Master Confirmation Collateral Provisions

Collateral Provisions:	Not applicable

Additional Representations of Counterparty

Counterparty hereby confirms as of the Trade Date for this Transaction, that as of such date the Counterparty is not an “affiliate” (within the meaning of Rule 144 under the Securities Act) or the “director, officer or principal stockholder” (within the meaning of Section 16 and relevant rules under the Exchange Act) of the Issuer and the Collateral Shares with respect to this Transactions are “freely tradable” by or on behalf of Counterparty under the Securities Act of 1933, as amended (the “Securities Act”), and are not subject to resale restrictions under Rule 144 and Rule 145 under the Securities Act or otherwise.

Counterparty hereby agrees (a) to check this Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing correctly sets forth the terms of the agreement between us with respect to each particular Transaction to which this Confirmation relates by manually signing this Confirmation and providing any other information requested herein or in the Master Confirmation and immediately sending a facsimile transmission of an executed copy to Confirmation Unit 212-615-8985, with an executed copy sent to Citibank, N.A., 333 West 34th Street, 2nd Floor, New York, New York 10001, Attention: Confirmation Unit.

Yours sincerely,

CITIBANK, N.A.

By:
Authorized Representative

Confirmed as of the date first above written:

SCSF EQUITIES, LLC

By:
Name:
Title:

SCHEDULE A
FORM OF HEDGING TRANASCTION PRICING SUPPLEMENT

PRICING SUPPLEMENT

Date:

To:	SCSF EQUITIES, LLC (“Counterparty”)

Attention:

From:	Citibank, N.A. (“Citibank”)

Telefax No.:	212-615-8985

The purpose of this communication is to set forth the certain pricing terms and conditions of the Share Option Transaction on common stock of [Ethan Allen Interiors Inc./Stanley Furniture Company/La-Z-Boy Incorporated/Haverty Furniture Companies, Inc.] entered into on the Trade Dates under the Hedging Transaction Confirmation dated [            , 200  ] (the “Confirmation”) between you and us. This communication, together with the Master Confirmation (as defined below), and the Confirmation constitutes a final “Confirmation” as referred to in the Master Confirmation.

1.             The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the “Definitions”) as published by the International Swaps and Derivatives Association, Inc. and in the Master Confirmation are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and the Confirmation or this Pricing Supplement, the Confirmation will govern.

2.             This Pricing Supplement supplements, forms a part of, and is subject to the Master Terms and Conditions for Hedging Transactions dated as of May 15, 2008 (the “Master Confirmation”) between you and us and the Confirmation described above. All provisions contained in the Master Agreement (as modified and as defined in the Master Confirmation) shall govern the Transaction except as expressly modified in the Confirmation or in this Pricing Supplement.

3.             The particular terms of the Transaction, to which this Pricing Supplement relates are as follows:

General Terms

Premium:

USD [ ]

Premium Payment Date:

[ ]

Hedging Completion Date:	[ ]

Initial Price:	USD [ ]

	Tranche Reference No.	Number of Shares	Strike Price	Expiration Date
1.
2.
3.
4.

5.
6.
7.
8.
9.
10.

Final Disruption Date:	The fifth Scheduled Trading Day following the final Expiration Date set forth above.

Counterparty hereby agrees (a) to check this Pricing Supplement carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to immediately send a facsimile transmission of an executed copy to Confirmation Unit 212-615-8985, with an executed copy sent to Citibank, N.A., 333 West 34th Street, 2nd Floor, New York, New York 10001, Attention: Confirmation Unit.

Yours sincerely,

CITIBANK, N.A.

By:
Authorized Representative

Receipt Acknowledged:

SCSF EQUITIES, LLC

By:
Name:
Title: